Exhibit 10.12

BUNGE LIMITED EQUITY INCENTIVE PLAN

AWARD AGREEMENT

– Notice of Performance-Based Restricted Stock Units Grant –

Performance Period – Years 2005, 2006 and 2007

Target EPS U.S. $[   ]

Effective as of the Date of Grant set forth below, the Participant named below is hereby awarded an Award of Performance-Based Restricted Stock Units (the “Award” or “Performance-Based Restricted Stock Units”) under the Bunge Limited Equity Incentive Plan (the “Plan”) covering the Target Number of Performance-Based Restricted Stock Units set forth below, subject to the terms and conditions of the Plan and this Award Agreement (this “Award Agreement”).  This Award Agreement consists of this Notice of Performance-Based Restricted Stock Units Grant (the “Grant Notice”) and the attached Terms and Conditions Applicable to Performance-Based Restricted Stock Units.  Defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

Participant Information:

Name:	Address:

Summary of Performance-Based Restricted Stock Units Terms:

Date of Grant:	Target Number of Performance-Based Restricted Stock Units:
Vesting Date:
Third anniversary of the Date of Grant.

The Participant and Bunge Limited, a company organized under the laws of Bermuda, and any successor thereto (“Bunge”), agree that this Award is granted under and subject to the terms and conditions of the Plan and this Award Agreement, and that this Award is granted for no consideration other than the Participant’s services.  The Participant acknowledges that he or she has reviewed the Plan and this Award Agreement in their entirety and has had an opportunity to obtain the advice of counsel and a qualified tax advisor prior to executing this Award Agreement.  The Participant hereby agrees to comply with the terms and conditions of the Plan and this Award Agreement and accepts as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the Plan and this Award Agreement.

The Participant indicates acceptance of this Award, subject to the terms and conditions set forth in the Plan and the Award Agreement, by signing this Grant Notice and returning it to the undersigned representative of Bunge no later than             , 2005.  If a signed copy of this Grant Notice is not received by such date, this Award shall be void and of no force and effect.

BUNGE LIMITED		PARTICIPANT

By:		By:
Name:	Flávio Sá Carvalho	[NAME]
Title:	Chief Personnel Officer

BUNGE LIMITED

EQUITY INCENTIVE PLAN

AWARD AGREEMENT

– Terms and Conditions Applicable to Performance-Based Restricted Stock Units –

1.                                      Grant.  Subject to the terms and conditions of the Plan and this Award Agreement, the Company has elected to grant the Participant an Award of Performance-Based Restricted Stock Units as of the Date of Grant.  Each Performance-Based Restricted Stock Unit shall entitle the Participant to receive the value of one Share, subject to the Participant’s satisfaction of the terms and conditions of the Plan and this Award Agreement.

2.                                      Vesting of Performance-Based Restricted Stock Units.

(a)                                  Vesting Date; Performance Level.  Subject to the other terms and conditions of the Plan and this Award Agreement, the Award shall vest and become nonforfeitable based upon the cumulative diluted earnings per share (“Cumulative Earnings Per Share”) of Bunge for the three consecutive fiscal years ending prior to the Vesting Date.  The portion of the Award that shall vest as of the Vesting Date shall be determined based upon the Cumulative Earnings Per Share achieved (with partial Shares rounded down so that only whole Shares shall vest) in the manner set forth in the table below (the “Vesting Table”).

Performance Level	Cumulative Earnings Per Share For the Years 2005, 2006 and 2007	% Vesting
Below Threshold	Less than U.S. $[ ]	0%
Threshold	U.S. $[ ]	50% of the Award
Target	U.S. $[ ]	100% of the Award
Maximum	U.S. $[ ]	200% of the Award

The Cumulative Earnings Per Share amount shall be determined in good faith by the Committee as soon as practicable following the end of fiscal year 2007.  Such determination shall be final and binding on the Participant and the Company.  In the event that the Cumulative Earnings Per Share is between performance levels, the portion of the Award that will become vested shall be interpolated by the Committee, and the Participant shall be advised by the Committee in writing as to the portion of the Award that vests as of the Vesting Date.  Any such determination by the Committee shall be final and binding on the Participant and the Company.

(b)                                 Portion of Award that Vests on the Vesting Date.  Except as otherwise provided in Section 3 below, a Participant must be employed by the Company on the Vesting Date for any portion of the Award to vest.  The portion of the Award that will vest on the Vesting Date shall be determined in accordance with the Vesting Table as follows:

(i)                                     No portion of the Award shall vest, and the Award shall be immediately forfeited, if Cumulative Earnings Per Share is less than the threshold amount set forth in the Vesting Table.

(ii)                                  If Cumulative Earnings Per Share equals or exceeds the threshold amount set forth in the Vesting Table but is less than the target amount set forth therein, the Participant shall vest in a percentage of the Target Number of Performance-Based Restricted Stock Units between 50% and 100% determined proportionally based upon the relationship between actual Cumulative Earnings Per Share and the threshold and target amounts therefore.

(iii)                               If Cumulative Earnings Per Share equals the target amount set forth in the Vesting Table, the Participant shall vest in the Target Number of Performance-Based Restricted Stock Units.

(iv)                              If Cumulative Earnings Per Share exceeds the target amount set forth in the Vesting Table but is less than the maximum amount set forth therein, the Participant shall vest in a percentage of the Target Number of Performance-Based Restricted Stock Units between 100% and 200% determined proportionally based upon the relationship between actual Cumulative Earnings Per Share and the target and maximum amounts therefore.

(v)                                 If Cumulative Earnings Per Share equals or exceeds the maximum amount set forth in the Vesting Table, the Participant shall vest in 200% of the Target Number of Performance-Based Restricted Stock Units.

(vi)                              Any portion of the Award that does not vest in accordance with the provisions of this Section 2(b) shall be immediately forfeited.

(vii)                           Except as otherwise provided in Section 3 below, in no event shall the Participant vest in more than 200% of the Target Number of Performance-Based Restricted Stock Units.

(c)                                  Payment of Awards.  Payment in settlement of the vested portion of an Award shall be made as soon as practicable following the Vesting Date in whole Shares (rounded down to the nearest whole share).  The number of Shares issued to a Participant shall equal the number of Shares underlying the vested portion of the Award receivable by such Participant following the Vesting Date.

(d)                                 No Rights as Shareholder.  A Participant shall have no rights as a shareholder with respect to any Award until Shares, if any, shall have been issued to the Participant following the Vesting Date, and except as expressly provided herein or in the Plan, no adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date on which the Participant shall become the registered holder of such Shares.

(e)                                  Dividend Equivalent Payments.  Unless the Committee determines otherwise and subject to Section 2(f) below, if the Company pays any cash or other dividend or makes any other distribution in respect of the Shares underlying the Award, the Company shall maintain a bookkeeping record to which such amount of the dividend or distribution in respect to such Shares shall be credited, at such time and in such manner as is determined solely by the Committee, to an account for the Participant and paid in whole Shares at the time the Award is settled.  Any fractional Shares which become payable at the time the Award is settled shall be paid in cash.

(f)                                    Election to Defer Performance-Based Restricted Stock Units Prior to Vesting Date.  In accordance with such procedures established by the Committee from time to time, in its sole discretion, the

Participant may irrevocably elect to defer receipt of all or a portion of the Performance-Based Restricted Stock Units in accordance with the terms of this Section 2(f) (a “Deferral Election”) and the terms of the deferred compensation plan (the “Deferred Compensation Plan”) set forth on a deferral election form that the Company may provide to the Participant at a later date (the “Deferral Election Form”).  In order to make a Deferral Election, the Participant must complete and submit the Deferral Election Form in accordance with the instructions included on such form by a date specified by the Chief Personnel Officer in his sole discretion.  Such Performance-Based Restricted Stock Units shall be credited automatically, without any further action on the Participant’s part, to the Participant’s account under the Deferred Compensation Plan on the Vesting Date and shall be subject to the terms of the Deferred Compensation Plan.

3.                                      Adjustments.

(a)                                  Adjustment to Number of Units.  An Award of Performance-Based Restricted Stock Units that has vested in accordance with Section 2(a) above may be adjusted, in the sole discretion of the Committee, so that the Target Number of Performance-Based Restricted Stock Units, as set forth on the Grant Notice, represents up to 20% fewer Performance-Based Restricted Stock Units.  The Committee shall specify the procedures applicable to implementing the provisions of this Section 3(a).  The consent of the Participant shall not be required for any action to be taken by the Committee under this Section 3(a).

(b)                                 Adjustment to Performance Goals.  The Committee may adjust the manner in which the threshold, target and maximum performance goals are defined as set forth above in Section 2 if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes.

(c)                                  Adjustment to Cumulative Earnings Per Share.  The parties hereto acknowledge and agree that the Cumulative Earnings Per Share amounts reflected in the Vesting Table are based on assumptions pertinent to the number of Shares issued and outstanding as of the Date of Grant.  If such number of Shares has been increased or decreased at the time of the calculation of Cumulative Earnings Per Share, the Committee, in its sole discretion, may equitably adjust the Cumulative Earnings Per Share amount applicable to each performance level.  Any such calculation shall be made by the Committee in good faith and shall be final and binding on the Company and the Participant.

4.                                      Termination of Employment.

(a)                                  Termination of Employment for Cause; Resignation for Any Reason.  In the event that the Participant’s employment is terminated by the Company for Cause or as a consequence of the Participant’s resignation for any reason, the Award shall lapse and become void as of the date of such termination.

(b)                                 Termination of Employment for Any Other Reason.  In the event that the Participant’s employment terminates for any reason, other than by the Company for Cause or the Participant’s resignation for any reason, the Award shall vest on a pro rata basis from the Date of Grant until the date of the Participant’s termination of employment.  The settlement of the vested portion of the Award shall be based upon the achievement of the Cumulative Earnings Per Share of Bunge measured as of the last day of the fiscal quarter immediately preceding the Participant’s termination of employment.  The Award shall be settled in accordance with Section 2(c) as soon as practicable following the Participant’s termination of employment, subject to the restrictions imposed by Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) and any regulations, rulings and other regulatory guidance issued thereunder; provided, however, that, in the event of the Participant’s termination of employment as described in this Section 4(b) prior to the first anniversary of the Date of Grant, the entire Award shall be forfeited as of the date of such termination without any payment.

5.                                      General Terms.

(a)                                  Transferability.  The Award is not transferable by the Participant, except by will or by the laws of descent and distribution or pursuant to a domestic relations order, if applicable.

(b)                                 Award Not a Service Contract.  Neither this Award Agreement nor the Award granted hereunder is an employment or service contract, and nothing in this Award Agreement shall be deemed to create in any way whatsoever any obligation on the part of the Participant to continue in the employ of the Company, or of the Company to continue the Participant’s employment.  In addition, nothing in this Award Agreement shall obligate the Company or shareholders, the Board, officers or employees of Bunge or any other entity constituting the Company to continue any relationship that the Participant might have as a director, advisor, employee or consultant for the Company.

(c)                                  Withholding Obligations.  The Company shall be entitled to require the Participant, prior to delivery of any Shares, to remit to the Company an amount sufficient to satisfy any U.S. federal, state, local and/or foreign income tax, social tax or other applicable payroll tax withholding requirements.  The Company may, in its sole discretion, permit the Participant, after the delivery of Shares to the Participant, to satisfy U.S. federal, state, local and/or foreign income tax, social tax or other applicable payroll taxes by directing the Company to repurchase Shares that were issued to such Participant in accordance with all applicable laws and pursuant to any such rules as the Committee may establish from time to time.

(d)                                 Restrictive Covenants; Cooperation Obligations.

(i)                                     Confidentiality.  The Participant understands and acknowledges that in the course of his or her employment, the Participant shall have access to and shall learn information proprietary to Bunge, its parent companies and subsidiaries (individually and as a group, the “Bunge Group”) that concerns the technological innovations, operation and methodology of the Bunge Group, including, without limitation, business plans, financial information, protocols, proposals, manuals, clinical procedures and guidelines, scientific data, computer source codes, programs, software, know-how and specifications, copyrights, trade secrets, market information, Developments (as hereinafter defined), data and customer information (collectively, “Proprietary Information”). “Developments” shall mean all data, discoveries, findings, reports, designs, inventions, improvements, methods, practices, techniques, developments, programs, concepts and ideas, whether or not patentable, relating to the present or planned activities, or the products and services of the Bunge Group.  The Participant hereby agrees that during the period beginning on the Date of Grant and continuing in perpetuity thereafter, the Participant shall keep confidential and shall not disclose any such Proprietary Information to any third party, except as required to fulfill his or her duties in connection with employment by the Bunge Group, and shall not misuse, misappropriate or exploit such Proprietary Information in any way.  The restrictions contained herein shall not apply to any information which (i) was already available to the public at the time of disclosure, or subsequently became available to the public, otherwise than by breach of this Award Agreement or (ii) the disclosure of which was required by order of any court or administrative agency.  Upon any termination of the Participant’s employment with the Bunge Group, the Participant hereby agrees to return immediately to the Bunge Group all Proprietary Information and copies thereof in the possession of the Participant.

(ii)                                  No Competing Employment.  During the period beginning on the Date of Grant and continuing until the end of the twelfth month following the Participant’s termination of employment for any reason with the Bunge Group (such period to be referred to as the “Restricted Period”), the Participant shall not, without the prior written consent of Bunge, directly or indirectly, whether as owner, consultant, employee, partner, venturer, or agent, through stock ownership, investment of capital, lending of money or property, rendering of services, or otherwise (except ownership of less than 5% of the number of shares outstanding of any securities which are publicly traded), (A) compete with the Bunge Group, or (B) provide services to, whether as an employee or consultant, or own, manage, operate, control, participate in or be connected with (as a shareholder, partner or similar owner) any corporation, firm, partnership, joint venture, sole proprietorship or other entity which competes with the Bunge Group, except for the aforementioned ownership of less than 5% of any publicly traded securities.  The Restricted Period shall be extended by the length of any period during which the Participant is in breach of any of the terms of this Section 5(d)(ii).

(iii)                               Restrictions on Solicitation.  During the Restricted Period, and except as required pursuant to the Participant’s duties to the Bunge Group in connection with the employment relationship, the Participant shall not, directly or indirectly:  (i) solicit or contact any customer of the Bunge Group (or any other entity that the Participant knows is a potential customer with respect to specific products of the Bunge Group and with which the Participant has had contact during the period of his or her employment with the Bunge Group) for any commercial pursuit that to the knowledge of the Participant is in competition with the Bunge Group or that to the knowledge of the Participant is contemplated from time to time during the period of his or her employment with the Bunge Group by any corresponding business plan; (ii) take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Bunge Group, or induce, or attempt to induce, any employees, agents or consultants of or to the Bunge Group to do anything from which the Participant is restricted by reason of this Section 5(d); or (iii) offer or aid others to offer employment to employees of the Bunge Group, or interfere or attempt to interfere with any employees of the Bunge Group.  The Restricted Period shall be extended by the length of any period during which the Participant is in breach of any of the terms of this Section 5(d)(iii).

(iv)                              Application of Covenants.  The activities described in this Section 5(d) shall be prohibited regardless of whether undertaken by the Participant in an individual or representative capacity, and regardless of whether performed for the Participant’s own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than Bunge).

(v)                                 Injunctive Relief.  Without limiting the remedies available to Bunge, the Participant acknowledges that a breach of any of the covenants contained in this Section 5(d) may result in irreparable injury to Bunge for which there is no adequate remedy at law, that it shall not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, Bunge shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction restraining the Participant from engaging in activities prohibited by this Section 5(d) or such other relief as may be required to specifically enforce any of the covenants in this Section 5(d).

(e)                                  Plan Document Controls.  In the event of any conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

(f)                                    Applicable Law.  This Award Agreement shall be governed by and subject to the laws of the State of New York and to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

(g)                                 Validity.  The invalidity or unenforceability of any provision of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement, which shall remain in full force and effect.  The parties intend that any offending provision shall be enforced to the fullest extent to which it is enforceable, that any unenforceable portion thereof be severed from this Award Agreement, and that this Award Agreement, as modified to sever any such unenforceable portion, be enforced to the fullest extent permitted by law.  In the event that all or any portion of this Award is forfeited pursuant to the terms of the Plan or this Award Agreement, such forfeiture shall be automatic and shall not require any further action by the Participant or the Company.

(h)                                 Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand, telecopy or facsimile transmission or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the attention of the Participant at the mailing address set forth on the Grant Notice (or to such other address as the Participant shall have specified to Bunge in writing) and, if to Bunge, to it at its principal offices which are currently located at 50 Main Street, 6th Floor, White Plains, New York 10606, attention Chief Personnel Officer.  All such notices shall be conclusively deemed to be received and shall be effective, (i) if delivered by hand, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

(i)                                     Waiver.  The waiver by either party of compliance with any provision of this Award Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach of such party of a provision of this Award Agreement.

(j)                                     Committee Decisions Final.  Any dispute or disagreement that arises under, or as a result of, or pursuant to, or in connection with, the interpretation or construction of the terms of this Award Agreement or the Award granted hereunder shall be determined by the Committee.  Any interpretation by the Committee of the terms of the Award shall be final and binding on all persons affected thereby.

(k)                                  Amendments.  The Committee shall have the power to alter or amend the terms of this Award Agreement as set forth herein from time to time, in any manner consistent with the provisions of Section 14 of the Plan, and any alteration or amendment of the terms of the Award by the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person; provided, however, that, except as contemplated by Section 14 of the Plan and Section 3 hereof, no such alteration or amendment may, without the consent of the Participant, adversely affect the rights of the Participant under this Award.  The Committee shall give written notice to the Participant of any such alteration or amendment as promptly as practicable after the adoption thereof.  Notwithstanding any provision herein to the contrary, the Board shall have the broad authority to amend this Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and Federal laws, including without limitation, any amendments made pursuant to Section 409A of the Code and any regulations, rulings and other regulatory guidance issued thereunder.

(l)                                     Entire Agreement; Headings.  This Award Agreement and the other related documents expressly referred to herein set forth the entire agreement and understanding between the parties hereto.  The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Agreement.

(m)                               Counterparts.  The Grant Notice to this Award Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(n)                                 Market Standoff Agreement.  The Participant, if requested by Bunge and an underwriter of Common Stock (or other securities) of Bunge, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of Bunge held by the Participant during the period requested by the underwriter managing any public offering of Common Stock (or other securities) of Bunge following the effective date of a registration statement of Bunge filed under the U.S. Securities Act of 1933, as amended, provided that all similarly situated officers and directors of Bunge are required to enter into similar agreements.  Such agreement shall be in writing in a form satisfactory to Bunge and such underwriter.  Bunge may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

(o)                                 Share Ownership Guidelines.  The Participant, if subject to Bunge’s share ownership guidelines, agrees to comply with the conditions and restrictions imposed by such guidelines with respect to any Shares received in connection with the settlement of an Award.

(p)                                 Securities Laws Compliance.  No Shares shall be issued or transferred under this Award Agreement unless the Committee determines that such issue or transfer is in compliance with all applicable U.S. federal, state and/or foreign securities laws and regulations, including without limitation, Bermuda laws and regulations.

(q)                                 Change in Control.  Upon a Change in Control, the Participant’s Performance-Based Restricted Stock Units shall be subject to Section 13(b) of the Plan.